Exhibit 99.1

SUBSCRIPTION AGREEMENT

Bulldog Financial, Inc.
98 South Holman Way
Golden, CO 80401

Dear Sirs:

Concurrent with execution of this Agreement, the undersigned (the "Purchaser") is purchasing __________________________________________________ (__________) shares of Common Stock of Bulldog Financial, Inc. (the "Company") at a price of $0.10 per share (the "Subscription Price").

Purchaser hereby confirms the subscription for and purchase of said number of shares and hereby agrees to pay herewith the Subscription Price for such Shares.

Purchaser further confirms that Mr. Scott McDowell solicited him/her/it to purchase the shares of Common Stock of the Company and no other person participated in such solicitation other than Mr. McDowell.

MAKE CHECK PAYABLE TO: Bulldog Financial, Inc.

Executed this _____ day of ___________________, 2004.

_______________________________	_______________________________
_______________________________	Signature of Purchaser
_______________________________
Address of Purchaser
_______________________________
Printed Name of Purchaser

PLEASE ENSURE FUNDS ARE IN US DOLLARS

	X $0.10	=	US$
Number of Shares Purchased			Total Subscription Price

Form of Payment:	Cash: ___________	Check #: _____________	Other: _________________

Bulldog Financial, Inc.

By:	_______________________________

Title:	_______________________________